Exhibit 10.19

Second Amendment to Amended and Restated Credit Agreement

This Second Amendment to Amended and Restated Credit Agreement (herein, the "Amendment") is entered into as of November 18, 2005 by and among RC2 Brands, Inc. ("RC2 Brands"), RC2 South, Inc. ("RC2S"), Learning Curve International, Inc. ("LCI"), The First Years Inc. ("TFY"), Racing Champions Worldwide Limited ("RCWL"; RC2 Brands, RC2S, LCI, TFY, and RCWL being referred to herein collectively as the "Borrowers"), Harris N.A., as Administrative Agent, and the Lenders party hereto.

Preliminary Statements

A.    The Borrowers, the Lenders and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of September 15, 2004 as heretofore amended (the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.    The Borrowers have requested that the Required Lenders increase the amount of indebtedness permitted under Section 8.7(g) of the Credit Agreement, increase the basket of liens permitted under Section 8.8(h) of the Credit Agreement, increase the amount of investments, loans and advances permitted under Section 8.9(j) of the Credit Agreement and make certain other amendments to the Credit Agreement, and the Required Lenders are willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.    The first sentence of Section 1.9(b)(i) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

"If the Company or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $10,000,000 individually or on a cumulative basis in any fiscal year of the Borrowers, then (x) the Company shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by such Person in respect thereof) and (y) promptly upon receipt by such Person of such Net Cash Proceeds in excess of $10,000,000 from such Disposition or Event of Loss, the Company shall cause such Person to prepay the Term Loans (or all outstanding

Loans and L/C Obligations if an Event of Default exists) in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds in excess of $10,000,000; provided that in the case of each Disposition or Event of Loss, if the Company states in its notice of such event that such Person intends to reinvest, within 360 days of the applicable Disposition or Event of Loss, the Net Cash Proceeds thereof in assets similar to the assets which were subject to such Disposition or Event of Loss, then so long as no Default or Event of Default then exists, such Person shall not be required to make a mandatory prepayment under this Section in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such similar assets with such 360-day period."

1.2.    Section 8.7(g) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

"(g)    Indebtedness for Borrowed Money and other contingent obligations other than those which are permitted by the foregoing subsections (a) through (f) provided such Indebtedness and other contingent obligations do not exceed $15,000,000 at any time outstanding for the Company and its Subsidiaries in the aggregate."

1.3.    Section 8.8(h) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

"(h)    Liens other than those permitted by any of the foregoing subsections (a) through (g) provided such Liens do not extend to any Collateral and provided further that such Liens secure obligations not exceeding $15,000,000 in the aggregate for the Company and its Subsidiaries."

1.4.    Section 8.9(j) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

"(j)    other investments, loans, and advances in addition to those otherwise permitted by this Section provided that such investments, loans and advances do not exceed $2,000,000 individually or $5,000,000 in the aggregate at any one time outstanding."

1.5.    Section 8.10(f) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

"(f)    the sale, transfer, lease or other disposition of Property of any Credit Party or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Credit Parties and their Subsidiaries not more than $10,000,000 during any fiscal year of the Credit Parties and not more than $25,000,000 from and after November 18, 2005."

Section 2.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.    The Borrowers and the Required Lenders shall have executed and delivered this Amendment.

2.2.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 3.	Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that, as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4.	Miscellaneous.

4.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[Signature Pages Follow.]

This Second Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

RC2 Brands, Inc.
RC2 South, Inc.
Learning Curve International, Inc.
The First Years Inc., a Massachusetts corporation
Racing Champions Worldwide Limited

By    /s/ Curtis W. Stoelting
Name: Curtis W. Stoelting
Title: Chief Executive Officer of RC2
Brands, RC2S and LCI, President of TFY
and Director of RCWL

Accepted and agreed to as of the date and year first above written.

Harris N.A., in its individual capacity and as
Administrative Agent

By    /s/ Patrick McDonnell
Name  Patrick McDonnell
Title  Managing Director

National City Bank of the Midwest

By  /s/ Jennifer L. Kofod
  Its   Senior Vice President

U.S. Bank National Association

By    /s/ Jason C. Nadler
Its  Vice President

LaSalle Bank National Association

By    /s/ Michael F. Perry
Its  Vice President

Fifth Third Bank (Chicago), a Michigan
Banking Corporation

By    /s/ Kim Puszczewicz
Its  Vice President

The Northern Trust Company

By    /s/ Kanika Agarwal
Its  Commercial Banking Officer

Associated Bank, N.A.

By  /s/ Thomas E. O'Hare
  Its  Executive Vice President

Charter One Bank N.A.

By  /s/ William A. Almond, III
  Its  Vice President

M&I Marshall & Ilsley Bank

By  /s/ Ronald Carey
  Its  Vice President

By  /s/ Daniel A. Defret
  Its Vice President